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                                  EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2001 relating to the financial statements and financial statement schedule of Cisco Systems, Inc., which appear in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 28, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
December 31, 2001